As filed with the Securities and Exchange Commission on August 16, 2005.
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Milacron Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
31-1062125
(I.R.S. Employer Identification No.)
2090 Florence Avenue, Cincinnati, Ohio 45206
(Address of Principal Executive Offices) (Zip Code)
Milacron Inc. Director Deferred Compensation Plan
(Full Title of the Plan)
Hugh C. O’Donnell
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
(Name and Address of Agent For Service)
(513) 487-5000
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered	Share (1)	Price (1)	Fee

Common Stock,	300,000	$1.91	$573,000	$67.44
Par Value	Shares
$0.01 Per Share

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange on August 12, 2005.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Item 2. Registrant Information and Employee Plan Annual Information.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The annual report of Milacron Inc. (the “Company” or “Milacron”) on Form 10-K for the fiscal year ended December 31, 2004, as amended, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2004, are incorporated herein by reference. All documents subsequently filed by Milacron pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The description of Milacron Common Stock, par value $0.01 per share, included or incorporated by reference in Milacron’s registration statement on Form 8-B, File No. 1-8485, filed pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such descriptions are incorporated herein by reference.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that the person is or was a director, officer, employee or agent, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     The Certificate of Incorporation or Bylaws of Milacron Inc. provide that the Company shall indemnify its directors and officers to the fullest extent permissible under Delaware law and establish a procedure for determination of when indemnification is proper.
     The Certificate of Incorporation or Bylaws also provide that the Company shall advance and reimburse expenses prior to the final disposition of a proceeding under certain circumstances.
     Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
Exhibit No.
5.1	Opinion of Thompson Hine LLP, counsel for registrant, as to legality of the securities offered under the Plan

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Thompson Hine LLP — See Exhibit 5

24.1	Powers of Attorney

24.2	Power of Attorney — Ross A. Anderson
Item 9. Undertakings.
     (1) The undersigned registrant hereby undertakes:
(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;
(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 16th day of August, 2005.

MILACRON INC.
By:	/s/ Ross A. Anderson

Ross A. Anderson Vice President- Finance, Controller and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 16th day of August, 2005.

Signature	Title

* Ronald D. Brown	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)
* Darryl F. Allen	Director
* Sallie B. Bailey	Director
* David L. Burner	Director
* H. Christopher DeCotiis	Director
* Steven N. Isaacs	Director
* Mark L. Segal	Director

* Joseph A. Steger	Director
* Duane K. Stullich	Director
* Charles F.C. Turner	Director
* Larry D. Yost	Director
/s/ Ross A. Anderson Ross A. Anderson	Vice President-Finance, Controller and Chief Financial Officer (Principal Financial Officer) (Chief Accounting Officer)
/s/ Hugh C. O’Donnell

Hugh C. O’Donnell Attorney-In-Fact
*Original Powers of Attorney authorizing Ronald D. Brown, Hugh C. O’Donnell and Walter S. Wood and each of them to sign this registration statement on behalf of the above-named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.

EXHIBIT INDEX
5.1	Opinion of Thompson Hine LLP, counsel for registrant, as to legality of the securities offered under the Plan

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Thompson Hine LLP — see Exhibit 5

24.1	Powers of Attorney

24.2	Power of Attorney — Ross A. Anderson